Exhibit 99.1

                                                 FOR IMMEDIATE RELEASE
                                                 January 21, 2004
                                                 FOR ADDITIONAL INFORMATION
                                                 CONTACT: RANDY J. SIZEMORE
                                                          SR VICE PRESIDENT, CFO
                                                          (260) 358-4680

                         NORTHEAST INDIANA BANCORP, INC.
               ANNOUNCES YEAR END 2003 AND FOURTH QUARTER EARNINGS

HUNTINGTON, INDIANA, -- Northeast Indiana Bancorp, Inc. (NEIB), the parent company of First Federal Savings Bank, today announced earnings for the year ended December 31, 2003 of $1.9 million ($1.31 per diluted common share) compared to net income of $1.6 million ($1.06 per diluted common share) for the year ended December 31, 2002, an increase in net income of $340,000 or 21.4%. The 2003 year end earnings represents an annualized return on average assets
(ROA) of 0.87% and a return on average equity (ROE) of 7.22% as compared to an ROA of 0.69% and an ROE of 6.01% in the year earlier period.

Net interest income declined to $5.8 million for the year ended December 31, 2003 when compared to $6.3 million for the year ended December 31, 2002. This decrease was primarily related to the loss of asset yields on loans and mortgage-related securities from the high level of mortgage refinancing that occurred during the second and third quarter of 2003 along with lower average interest earning assets in 2003 compared to 2002. The Company's net interest margin declined to 2.78% for the twelve months ended December 31, 2003 versus 2.87% for the twelve months ended December 31, 2002.

Northeast Indiana Bancorp, Inc. saw significant improvements in non-performing asset trends in each of the four quarters of 2003. The Company's non-performing assets were $2.6 million or 1.1% of total assets at December 31, 2003, a steep decline from the $6.7 million or 3.0% of total assets reported at December 31, 2002. Management was able to reduce non-performing assets by $4.1 million or 61.2% during the year ended December 31, 2003 through increased collection efforts implemented in the latter part of 2002 and maintained during 2003. In addition, net charge-offs declined to $364,000 for the twelve months ended December 31, 2003 versus $552,000 during the same period of 2002. These trends enabled The Company to make no provisions for loan losses during the current year compared to $732,000 during the prior year.

Noninterest income increased $276,000 or 18.8% to $1.7 million for the year ended December 31, 2003 compared to $1.5 million for the year ended December 31, 2002. Increases were recorded in every component of noninterest income with the exception of trust and brokerage fees. The Company recorded a record year in net gain on the sale of loans at $510,000 for 2003, eclipsing the prior record of $475,000 recorded just a year earlier in 2002. Other income also rose sharply due to increased loan processing fees, late charges collected, and increases in cash surrender values on Bank Owned Life Insurance for 2003 over 2002.

Non-interest expenses were unchanged at $4.97 million for both twelve months ended December 31, 2003 and 2002 due to diligent cost containment efforts implemented by management.

                                     -MORE-

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Net income declined to $422,000 for the three months ended December 31, 2003 from $482,000 for the three months ended December 31, 2002. Sequentially, the fourth quarter 2003 earnings of $422,000 exceeded earnings of $395,000 for the quarter ended September 30, 2003. The primary reason for the decline in earnings is a sharp decline in net gain on the sale of loans to $33,000 for the quarter ended December 31, 2003 from $296,000 for the quarter ended December 31, 2002 as refinance volumes were considerably less between the two periods. This loss of income was partially offset by no provisions for loan losses in the current quarter compared to $150,000 in provisions for loan loss in the prior year quarter, and a decline of $45,000 in noninterest expenses quarter to quarter.

Total assets at December 31, 2003 of $227.4 million compared to December 31, 2002 assets of $225.0 million reflects a 1.1% increase. Net loans receivable increased $9.1 million or 5.9% to $163.7 million at December 31, 2003 from $154.6 million at December 31, 2002. Most of this increase came in the second six months of 2003 as loan demand remained good, while mortgage prepayment speeds declined from prior quarters. Deposits declined to $122.0 million at December 31, 2003 from $122.4 million at December 31, 2002. Despite the slight decline in total deposits, funding cost efficiencies were achieved as $3.2 million in higher-cost time deposits were replaced by an increase of $2.8 million in lower-cost Savings, MMDA, NOW, and Non-interest bearing checking accounts.

Shareholder's equity at December 31, 2003 was $27.2 million compared to the $26.6 million reported at December 31, 2002. The company repurchased 54,328 shares of treasury stock, at an average cost of $16.63, for a total cost of approximately $903,000 during the year ended December 31, 2003. In the opinion of management, these repurchases help leverage Northeast Indiana Bancorp's remaining equity and tend to improve return on shareholder's equity. Northeast Indiana Bancorp has approximately 49,000 shares that may be repurchased under the current stock repurchase program, which was previously announced.

The book value of NEIB's stock was $18.28 per common share as of December 31, 2003. The number of outstanding common shares was 1,487,514. The last reported trade of the stock on December 31, 2003 was $21.04 per common share. This represents a 33.2% increase over the closing price of $15.80 on December 31, 2002.

Northeast Indiana Bancorp, Inc. is headquartered at 648 North Jefferson Street, Huntington, Indiana. The company offers a full array of banking, trust, and financial brokerage services to its customers through three full service branches located in Huntington, Indiana. The company is traded on the NASDAQ Stock Market under the symbol "NEIB".

This press release may contain forward-looking statements, which are based on management's current expectations regarding economic, legislative and regulatory issues. Factors which may cause future results to vary materially include, but are not limited to, general economic conditions, changes in interest rates, loan demand, and competition.

Additional factors include changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, regulatory and technological factors affecting each company's operations, pricing, products and services.

                                     -MORE-
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
                                                      NORTHEAST INDIANA BANCORP
                                           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                            (UNAUDITED)

------------------------------------------------------------------------------------------------------------------
                                           CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                               ASSETS                             December 31,        December 31,
                                                                                 ------------        ------------
                                                                                         2003               2002
                                                                                         ----               ----

Interest-earning cash and cash equivalents                                      $    6,849,198       $  15,195,326
Noninterest earning cash and cash equivalents                                        2,483,881           3,061,082
                                                                                --------------       -------------
   Total cash and cash equivalents                                                   9,333,079          18,256,408
Securities available for sale                                                       43,687,318          42,838,211
Securities held to maturity estimated market value
of $150,000 and $225,000 at  December 31, 2003 and December 31, 2002                   150,000             225,000
Loans held for sale                                                                          -             409,375
Loans receivable, net of allowance for loan loss
December 31, 2003 $1,772,109 and December 31, 2002 $2,135,630                      163,676,825         154,559,565
Accrued interest receivable                                                            798,722             694,593
Premises and equipment                                                               2,061,781           2,176,356
Investments in limited liability partnerships                                        1,602,147           1,833,375
Cash surrender value of life insurance                                               4,352,129           2,082,890
Other assets                                                                         1,732,531           1,943,142
                                                                                --------------       -------------
    Total Assets                                                                $  227,394,532       $ 225,018,915
                                                                                ==============       =============
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                                                           122,009,736         122,356,652
Borrowed Funds                                                                      76,545,485          74,893,922
Accrued interest payable and other liabilities                                       1,644,751           1,205,856
                                                                                --------------       -------------
    Total Liabilities                                                              200,199,972         198,456,430
                                                                                --------------       -------------

Retained earnings - substantially restricted                                        27,194,560          26,562,485
                                                                                --------------       -------------
    Total Liabilities and Shareholder's Equity                                  $  227,394,532       $ 225,018,915
                                                                                ==============       =============
==================================================================================================================
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

                                                      CONSOLIDATED STATEMENTS OF INCOME

                                                            Three Months Ended            Twelve Months Ended
                                                              December 31,                     December 31,

                                                        2003              2002            2003           2002
                                                        ----              ----            ----           ----
Total interest income                               $ 2,987,812      $  3,351,593    $ 12,368,715    $ 14,297,273
Total interest expense                                1,505,554         1,857,370       6,519,296       7,997,483
                                                    -------------    -------------   -------------   -------------
  Net interest income                               $ 1,482,258      $  1,494,223    $  5,849,419       6,299,790
-----------------------------------------------------------------------------------------------------------------
Provision for loan losses                                     -           150,000               -         732,300
  Net interest income after provision for
  Loan losses                                       $ 1,482,258      $  1,344,223    $  5,849,419       5,567,490
                                                    -------------    -------------   -------------   -------------
    Service charges on deposit accounts                  87,602            92,266         360,389         354,539
    Net gain (loss) on sale of securities                 6,030                 -          18,427         (10,535)
    Net gain on sale of loans                            33,154           295,959         510,369         475,053
    Net gain (loss) on sale of repossessed assets        (8,923)          (15,862)         48,110        (115,931)
    Trust and brokerage fees                             16,905            46,941         151,107         219,356
    Other income                                        170,017           164,287         650,975         541,309
-----------------------------------------------------------------------------------------------------------------
Total noninterest income                            $   304,785      $    583,591    $  1,739,377    $  1,463,791
-----------------------------------------------------------------------------------------------------------------
    Salaries and employee benefits *                    676,541           649,816       2,607,819       2,600,923
    Occupancy                                           105,283           119,456         463,926         466,357
    Data processing                                     155,609           163,659         667,745         621,523
    Deposit insurance premiums                            4,661             5,362          19,733          23,570
    Professional fees                                    51,025            44,800         248,978         240,688
    Correspondent bank charges                           54,959            57,836         210,273         224,734
    Other expense *                                     180,606           232,896         750,880         792,869
-----------------------------------------------------------------------------------------------------------------
Total noninterest expenses                            1,228,684         1,273,825       4,969,354       4,970,664
-----------------------------------------------------------------------------------------------------------------
  Income before income tax expenses                 $   558,359      $    653,989    $  2,619,442       2,060,617
-----------------------------------------------------------------------------------------------------------------
Income tax expenses                                     136,840           171,615         689,468         470,721
                                                    -------------    -------------   -------------   -------------
  Net Income                                        $   421,519      $    482,374    $  1,929,974       1,589,896
                                                    =============    =============   =============   =============

* - Certain prior year line items were reclassified to conform with current year presentations.



                                                     NORTHEAST INDIANA BANCORP
                                           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                                            (UNAUDITED)
                                                      SELECTED FINANCIAL DATA

                                                        Three Months Ended            Twelve Months Ended
                                                            December 31,                  December 31,
                                                        2003           2002             2003         2002
                                                        ----           ----             ----         ----
Basic Earnings per share                                   0.30           0.34            1.36          1.09
Dilutive Earnings per share                                0.29           0.34            1.31          1.06
Net interest margin                                        2.81%          2.74%           2.78%         2.87%
Return on average assets                                   0.75%          0.84%           0.87%         0.69%
Return on average equity                                   6.24%          7.30%           7.22%         6.01%
Average shares outstanding- primary                   1,420,728      1,426,694       1,419,417     1,455,470
Average shares outstanding- diluted                   1,435,438      1,439,040       1,477,455     1,497,014

------------------------------------------------------------------------------------------------------------

Allowance for loan losses:
   Balance at beginning of period                  $  1,856,347   $  2,111,707     $ 2,135,630   $ 1,954,900
   Charge-offs:
      One-to-four family                                      -              -          25,954             -
      Commercial real estate                                  -         48,206         235,722       109,606
      Commercial                                         59,611              -         160,099             -
      Consumer                                           54,946        183,421         226,134       727,308
                                                   ---------------------------------------------------------
         Gross charge-offs                              114,557        231,627         647,909       836,914
   Recoveries:
      One-to-four family                                      -              -               -             -
      Commercial real estate                                  -              -               -             -
      Commercial                                              -         71,435          96,000        81,928
      Consumer                                           30,319         34,115         188,388       203,416
                                                   ---------------------------------------------------------
         Gross recoveries                                30,319        105,550         284,388       285,344
                                                   ---------------------------------------------------------
   Net charge-offs                                       84,238        126,077         363,521       551,570
   Additions charged to operations                            -        150,000               -       732,300
                                                   ---------------------------------------------------------
   Balance at end of period                        $  1,772,109   $  2,135,630     $ 1,772,109   $ 2,135,630
                                                   =========================================================

   Net loan charge-offs to average loans (1)                .20%           .31%            .23%          .33%
------------------------------------------------------------------------------------------------------------

Nonperforming assets (000's)                           At             At              At             At
                                                   December 31,   September 30,      June 30,    December 31,
   Loans:                                                 2003           2003          2003           2002
                                                          ----           ----          ----           ----

     Non-accrual                                    $    2,413     $    3,231       $   3,845     $  6,218
     Past 90 days or more and still accruing                -              -               -             -
     Troubled debt restructured                             -              -               -             -
                                                   ---------------------------------------------------------
         Total nonperforming loans                       2,413          3,231           3,845        6,218
   Real estate owned                                       162            218             370          516
   Other repossessed assets                                  3             11              14           12
                                                   ---------------------------------------------------------
         Total nonperforming assets                 $    2,579     $    3,460       $   4,229     $  6,746
                                                   =========================================================

   Nonperforming assets to total assets                  1.13%          1.56%            1.92%        3.00%
   Nonperforming loans to total loans                    1.46%          2.07%            2.53%        3.97%
   Allowance for loan losses to nonperforming loans     73.44%         57.44%           48.30%       34.35%
   Allowance for loan losses to total loans              1.07%          1.19%            1.22%        1.36%

------------------------------------------------------------------------------------------------------------
                                                           At December 31,
                                                       2003           2002
                                                       ----           ----

Stockholders' equity as a % of total assets               11.96%         11.80%
Book value per share                               $      18.28   $      17.74
Common shares outstanding- EOP                        1,487,514      1,497,058
(1) Ratios for the three-month periods are
annualized.

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